                                                                    Exhibit 32.2

Certification of Principal Financial Officer (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany the Registrant's  Annual Report on Form 10-K for the period ended July
28, 2007:

In  connection  with the Annual  Report of Del Global  Technologies  Corp.  (the
"Company")  on Form 10-K for the period  ended  July 30,  2005 as filed with the
Securities and Exchange  Commission on the date hereof (the  "Report"),  I, Mark
Zorko,  Principal  Accounting  Officer of the Company,  certify,  pursuant to 18
U.S.C. ss. 1350,  adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of
2002 that to my knowledge:

      (1) The Report fully  complies with the  requirements  of Section 13(a) or
Section  15(d),  as  applicable,  of the  Securities  Exchange  Act of 1934,  as amended; and

      (2) The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the
Company.

                               /s/ Mark A Zorko
                               -------------------------
                               Name: Mark A Zorko
                               Title:  Principal Financial Officer
                               Date: October 11, 2007

      (1) A signed  original of this written  statement  required by Section 906 has been  provided to Del Global  Technologies  Corp and will be retained by Del
Global   Technologies  Corp.  and  furnished  to  the  Securities  and  Exchange
Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.